UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2016

ALAMOGORDO FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Federal	000-29655	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico	88310
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (575) 437-9334

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)        A special meeting of the stockholders of Alamogordo Financial Corp. (the “Company”) was held on September 21, 2016 to consider and vote upon AF Mutual Holding Company’s Plan of Conversion and Reorganization (the “Plan”), and to consider and vote on related matters.

(b)        The specific matters considered and voted on by the stockholders at the special meeting and the votes of the stockholders were as follows:

Proposal No. 1

The approval of a plan of conversion and reorganization whereby AF Mutual Holding Company and Alamogordo Financial Corp. will convert and reorganize from the mutual holding company structure to the stock holding company structure.

For	Against	Abstain	Broker Non- Votes
1,325,694	6,300	2,325	—

Proposal No. 2

The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

For	Against	Abstain	Broker Non- Votes
1,323,221	8,373	2,725	—

Proposal No. 3

The approval of a provision in Bancorp 34’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Bancorp 34’s articles of incorporation.

For	Against	Abstain	Broker Non- Votes
1,172,329	69,402	92,588	—

Proposal No. 4

The approval of a provision in Bancorp 34’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Bancorp 34’s bylaws.

For	Against	Abstain	Broker Non- Votes
1,172,241	69,405	92,673	—

Proposal No. 5

The approval of a provision in Bancorp 34’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Bancorp 34’s outstanding voting stock.

For	Against	Abstain	Broker Non- Votes
1,171,380	67,784	95,155	—

Item 8.01	Other Events

On September 21, 2016, the members of the AF Mutual Holding Company also approved the Plan.

On September 22, 2016, the Company also announced the preliminary results of the subscription offering of Bancorp 34, Inc., a Maryland corporation, in connection with the mutual-to-stock conversion.

A copy of the press release is attached as Exhibit 99 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99	Press release dated September 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALAMOGORDO FINANCIAL CORP.

DATE: September 26, 2016	By:	/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer